UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)            October 27, 2005

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         1-8267                                           11-2125338
--------------------------------------------------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



    301 Merritt Seven, Norwalk, CT                            06851
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On October 27, 2005, EMCOR Group, Inc. issued a press release disclosing results of operations for the fiscal 2005 third quarter ended September 30, 2005. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on October 27, 2005 disclosing results of operations for the fiscal 2005 third quarter ended September 30, 2005.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  October 27, 2005

Exhibit 99.1


              EMCOR GROUP, INC. REPORTS 2005 THIRD QUARTER RESULTS
                      - Operating Income increases 40.6% -
                   - 2005 Revenue and EPS Guidance Increased-


NORWALK, CONNECTICUT, October 27, 2005 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter and nine months ended September 30, 2005.

For the third quarter of 2005, income from continuing operations increased over 100% to $32.1 million, or $2.01 per diluted share, compared with $15.9 million, or $1.02 per diluted share, in the third quarter of 2004.

On September 30, 2005, the company disposed of a subsidiary in EMCOR's domestic facilities services segment at a small after-tax loss for the quarter. The Company's results of operations for the 2005 third quarter and prior periods were restated to reflect discontinued operations accounting. Net income for the 2005 third quarter (which includes a loss from discontinued operations of $1.2 million, or $0.08 per diluted share) was $30.9 million, or $1.93 per diluted share, approximately twice the level of net income of $15.5 million, or $0.99 per diluted share (which included a loss from discontinued operations of $0.4 million, or $0.03 per diluted share) in the year ago quarter.

Revenues in the third quarter of 2005 totaled $1.22 billion, slightly higher than revenues of $1.21 billion in the year ago period.

For the third quarter of 2005, gross profit was $131.4 million, an increase of 13.9% over gross profit of $115.4 million in the third quarter of 2004. As a percentage of revenues, gross profit in the 2005 third quarter rose to 10.8% compared to 9.5% in the year ago period.

Operating income for the 2005 third quarter rose 40.6% to $29.4 million, or 2.4% of sales, from $20.9 million, or 1.7% of sales in the third quarter of last year, reflecting the continued improvement in market conditions and the benefit of restructuring actions previously undertaken by the Company. For the 2005 third quarter, selling, general and administrative expenses ("SG&A") were $101.7 million compared to $96.6 million in the year ago period.

The Company's results for the 2005 third quarter included an income tax benefit of $17.5 million for income tax reserve adjustments. The effective income tax rate applicable to pre-tax earnings for the 2005 third quarter was 45.0% compared to 42.0% for the 2004 third quarter.

The Company's results for the 2004 third quarter included approximately $0.6 million in restructuring expenses, primarily related to its previously announced management realignment and related initiatives, and a $4.3 million income tax benefit for income tax reserve adjustments. The Company's 2004 third quarter results also included a pre-tax gain of $2.8 million on the sale of certain assets of the equipment rental division of the Company's United Kingdom subsidiary and a pre-tax gain of $1.8 million on the sale of the UK subsidiary's interest in a South African facilities management joint venture.

Contract backlog at September 30, 2005 was $2.75 billion, versus $2.96 billion a year ago, and reflects a continuation of the Company's planned reduction of public sector construction projects undertaken as it conserves capacity to participate in the recovery of its private sector markets. Overall backlog grew slightly in the third quarter of 2005 compared to the previous quarter, including a $135 million increase in private sector commercial backlog.

For the 2005 nine-month period, income from continuing operations increased 81.8% to $41.8 million, or $2.64 per diluted share, compared to $23.0 million, or $1.48 per diluted share, in the first nine months of 2004. Including a loss from discontinued operations of $1.1 million, or $0.07 per diluted share, net income for the 2005 nine-month period increased 79.9% to $40.7 million, or $2.57 per diluted share, compared to net income of $22.6 million, or $1.46 per diluted share (which included a loss from discontinued operations of $0.4 million, or $0.02 per diluted share) in the year ago period.

For the 2005 nine-month period, the company reported revenues of $3.48 billion versus revenues of $3.49 billion a year ago.

For the first nine months of 2005, operating income more than doubled to $49.9 million, or 1.4% of sales, from $21.0 million, or 0.6% of sales, in the 2004 nine-month period.

Results for the 2005 nine-month period included restructuring expenses of $1.7 million, related to the Company's Canadian and UK operations, as previously announced, as well as a net $17.5 million income tax benefit for income tax reserve adjustments.

The Company's results for the 2004 nine-month period included approximately $5.9 million in restructuring expenses, primarily related to its previously announced management realignment and related initiatives, and a $13.9 million income tax benefit for reserve adjustments. The Company's 2004 nine-month results also included pre-tax gains of $2.8 million and $1.8 million as discussed earlier.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The third quarter continued the momentum we have seen in our business throughout 2005. Performance in most of our operations improved significantly, driven by the actions we have taken to restructure and refocus our business, as well as the ongoing recovery we've seen in the markets we serve. The quarter also saw a continued rebound in demand for higher-margin, discretionary project work that had been largely absent from the year-ago cycle. These factors, combined with improved bidding discipline and a shift in revenue mix to include more private sector projects, led to significant improvements in profitability, most notably within our U.S. Mechanical, Facilities Services and UK segments."

Mr. MacInnis continued, "A cornerstone of EMCOR's strategy has always been the maintenance of a strong and liquid balance sheet, and this tradition has continued in the 2005 third quarter. We ended the period with $68 million in cash on hand and virtually no debt, having generated $96.8 million in cash flow from operating activities through the third quarter. As a result, we were able to successfully renew our $350 million revolving line of credit on improved terms and with the capability to expand the line to $500 million should the need arise. We were also successful in replacing a portion of our surety bonding with a new line of surety credit from Safeco Surety, representing 20% of our surety bond requirements. Overall, we are in an excellent financial position from which to continue executing on our strategy."

Mr. MacInnis concluded, "Going forward, we are seeing signs that the broad-based improvement we've experienced to date should continue. In keeping with our strategy, the private sector portion of our backlog continues to grow. This, combined with an ongoing recovery of small task work orders, should result in continued profitability improvements. Given current market conditions, we now expect revenues for the 2005 full-year period of approximately $4.7 billion, compared to the previous guidance range of $4.4 - $4.6 billion, and earnings per share from continuing operations on a diluted basis for the year of between $3.45 and $3.60. This increase in anticipated earnings from continuing operations reflects the net $17.5 million income tax adjustments reported this quarter; restructuring charges of $1.7 million; and improved expectations for the financial results from operations for the year as a whole."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via Internet broadcast today, Thursday, October 27, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management's perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, project mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and risks associated with foreign operations. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2004 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2005, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                            -FINANCIAL TABLES FOLLOW-

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the Three Months Ended               For the Nine Months Ended
                                                      September 30,                            September 30,
                                             -----------------------------           --------------------------------
                                                  2005               2004                2005                  2004
                                                  ----               ----                ----                  ----

   Revenues                                  $1,215,415         $1,211,982           $3,476,661            $3,494,386
   Cost of sales                              1,084,002          1,096,628            3,133,341             3,178,160
                                             ----------         ----------           ----------            ----------
   Gross profit                                 131,413            115,354              343,320               316,226
   Selling, general and
        administrative expenses                 101,708             96,630              291,660               292,133
   Restructuring expenses                           256                617                1,728                 5,936
   Gain on sale of assets                             -              2,839                    -                 2,839
                                             ----------         ----------           ----------            ----------

   Operating income                              29,449             20,946               49,932                20,996
   Interest expense, net                         (1,358)            (2,132)              (4,635)               (5,550)
   Gain on sale of equity investment                  -              1,844                    -                 1,844
   Minority interest                             (1,514)              (671)              (3,366)               (1,590)
                                             ----------         ----------           ----------            ----------

   Income from continuing operations
        before income taxes                      26,577             19,987               41,931                15,700
   Income tax (benefit) provision                (5,522)             4,093                  111                (7,305)
                                             ----------         ----------           ----------            ----------

   Income from continuing
        operations                               32,099             15,894               41,820                23,005
   Loss from discontinued operations,
        net of income tax effect                 (1,235)              (428)              (1,110)                 (377)
                                             ----------         ----------           ----------            ----------
   Net income                                $   30,864         $   15,466           $   40,710            $   22,628
                                             ==========         ==========           ==========            ==========

   Basic earnings per share -
        continuing operations                $     2.05         $     1.05           $     2.69            $     1.52
   Basic earnings per share -
        discontinued operations                   (0.08)             (0.03)               (0.07)                (0.03)
                                             ----------         ----------           ----------            ----------
                                             $     1.97         $     1.02           $     2.62            $     1.49
                                             ==========         ==========           ==========            ==========

   Diluted earnings per share -
        continuing operations                $     2.01         $     1.02           $     2.64            $     1.48
   Diluted earnings per share -
        discontinued operations                   (0.08)             (0.03)               (0.07)                (0.02)
                                             ----------         ----------           ----------            ----------
                                             $     1.93         $     0.99           $     2.57            $     1.46
                                             ==========         ==========           ==========            ==========


   Weighted average shares of Common stock outstanding:
        Basic                                15,662,585         15,202,938           15,553,948            15,178,938
        Diluted                              15,988,597         15,562,604           15,860,616            15,551,636



                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                                September 30,             December 31,
                                                                    2005                       2004
                                                                 (Unaudited)
                                                                ------------              ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                      $   67,999               $   59,109
   Accounts receivable, net                                        1,078,995                1,073,454
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                        218,655                  240,716
   Inventories                                                         8,747                   10,580
   Prepaid expenses and other                                         27,561                   41,712
                                                                  ----------               ----------
     Total current assets                                          1,401,957                1,425,571

   Investments, notes, and other long-term receivables                30,209                   26,472
   Property, plant & equipment, net                                   49,588                   56,468
   Goodwill                                                          278,907                  279,432
   Identifiable intangible assets, net                                16,262                   18,782
   Other assets                                                        8,534                   11,244
                                                                  ----------               ----------
   Total assets                                                   $1,785,457               $1,817,969
                                                                  ==========               ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line                   $        -               $   80,000
   Current maturities of long-term debt and capital
     lease obligations                                                   739                      806
   Accounts payable                                                  438,120                  467,415
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                        406,350                  359,667
   Accrued payroll and benefits                                      134,543                  138,771
   Other accrued expenses and liabilities                            100,808                  115,714
                                                                  ----------               ----------
     Total current liabilities                                     1,080,560                1,162,373

   Long-term debt and capital lease obligations                        1,420                    1,332
   Other long-term obligations                                        96,745                   91,903
   Total stockholders' equity                                        606,732                  562,361
                                                                  ----------               ----------
   Total liabilities and stockholders' equity                     $1,785,457               $1,817,969
                                                                  ==========               ==========



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